PART II – OFFERING CIRCULAR

Phoenix Financial

Holdings, Inc.

Corporate:

Phoenix Financial Holdings, Inc.

7680 Universal Blvd., Suite 565

Orlando, Florida 32819

 (407) 930-0797

Best Efforts Offering of 100,000 7% Convertible Preferred Stock Shares

Offering Price per 7% Convertible Preferred Stock Shares:  $100.00 (USD)

Minimum Offering: Thirty Thousand 7% Convertible Preferred Stock Share

Interest is Calculated and Accrues Daily, All Interest is Paid at Maturity / Conversion

DIVIDEND POLICY: Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 100,000 7% Convertible Preferred Stock Shares are being offered to the public at $100 per 7% Convertible Preferred Stock Share. A minimum of Thirty Thousand 7% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds. A maximum of $10,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 100,000 7% Convertible Preferred Stock Shares, (2) One Year from the date in which this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of the Qualification of this Offering by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

DATED:  July 29th, 2016

 pg. 1

THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

 pg. 2

TABLE OF CONTENTS:

 pg. 3

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$0.00	$100.00
Total Minimum	30,000	$100.00	$0.00	$3,000,000.00
Total Maximum	100,000	$10,000,000.00	$10,000,000.00	$10,000,000.00

1)

We are offering a maximum of 100,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, OTCQB Application, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $150,000 USD. Any costs above $150,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

 pg. 4

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

 pg. 5

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Retail SuperMarket Industry Risks

Retail SuperMarket Industry Investments are subject to varying degrees of risk.  The yields available from equity investments in Retail SuperMarket Industry Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products or assets does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s Products and Assets may be adversely affected by the general economic climate, the Retail SuperMarket market conditions such as oversupply of related products or a reduction in demand for Retail SuperMarket products in the areas in which the Company’s Products and Assets are located, competition from other Retail SuperMarket Companies, and the Company’s ability to provide adequate Retail SuperMarket Products and Superior Customer Service.  Revenues from the Company’s Retail SuperMarket Products and Assets are also affected by such factors such as the costs of product production and the local market conditions.

Because Retail SuperMarket Industry investments are relatively illiquid, the Company’s ability to vary its asset portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its Products and Assets.  No assurance can be given that the fair market value of the Products Produced or Assets Acquired by, or produced by, the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Shares of Common Stock is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

 pg. 6

The Company’s Acquisition and Renovation Plans May Not be Successful, which May Adversely Affect the Company’s Business and Financial Condition Due to the Capital Expenditures and Management Resources Required to Carry out the Company’s Plans

The Company has spent, and intends to continue to spend, significant capital and management resources on the development and implementation of its proposed acquisition and renovation plans. These plans, if implemented, may not be successful, and may not improve operating results, and may have an adverse effect on cash flow and management resources due to the significant amount of capital to be invested and management time to be expended.

The level of proposed sales and profit margins may not be realized in the stores proposed to be acquired, depending on factors such as prevailing competition, costs associated with development, and the Company’s market position. These factors could have an adverse effect on the Company’s business, financial condition and/or results of operations.

Disruptions in the Capital Markets Could Adversely Affect the Company’s Ongoing Acquisitions and Expansion Plans

Disruptions in the capital markets as a result of uncertainty, changing or increased regulation, reduced alternative or failures of significant financial institutions could adversely affect the Company’s future access to liquidity for the growth of its business. Any disruption could limit the Company’s access to capital and raise its cost of capital to the extent available and require the Company to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding of the Company’s business needs can be arranged. Such measures could include deferring capital expenditures, dividend payments or other discretionary uses of cash.

Various Aspects of the Company’s Business is Subject to Federal, State, and Local Laws and Regulations. The Company’s Compliance with these Regulations may Require Additional Capital Expenditures and Could Adversely Affect the Company’s Ability to Conduct its Business as Planned

The Company may be subject to Federal, State and Local Laws and Regulations relating to zoning, land use, work place safety, public health, community right-to-know, beer and wine sales, country of origin labeling of food products, pharmaceutical sales and gasoline station operations. Furthermore, the Company’s business is regulated by a variety of governmental agencies, including, but not limited to, the U.S. Food and Drug Administration, the U.S. Department of Agriculture, and the Occupational Health and Safety Administration. A number of States and Local Jurisdictions regulate the licensing of SuperMarkets, including beer and wine license grants. In addition, under certain local regulations, the Company may be prohibited from selling wine and beer in certain stores. Employers are also subject to laws governing their relationship with employees, including minimum wage requirements, overtime, working conditions, disabled access and work permit requirements. Recent and proposed regulation has had, or may have a future impact on the cost of insurance benefits for employees and on the cost of processing debit and credit card transactions. Compliance with, or changes in, these laws could reduce the revenue and profitability of the Company’s SuperMarkets and could otherwise adversely affect the Company’s business, financial condition or results of operations.

The Company may also be subject to various State and Federal Environmental Laws relating to its proposed future store acquisitions, potential gas stations, its proposed distribution facilities and use of hazardous or toxic substances. As a result of these laws, the Company could be responsible for remediation of environmental conditions and may be subject to associated liabilities.

The Company May be Affected by Certain Operating Costs which Could Increase or Fluctuate Considerably

The Company will depend on qualified employees to operate its stores, and the Company may be affected by future labor markets. A shortage of qualified employees could require the Company to enhance its proposed wage and benefits package in order to better compete for and retain qualified employees, and the Company may not be able to recover these increased labor costs through price increases charged to customers, which could significantly increase the Company’s proposed operating costs.

The Company will be required to carry worker’s compensation insurance, and plans to provide both group medical and dental benefits. The costs associated with worker’s compensation insurance and group medical and dental plans may fluctuate, and historical trends are not predictive of the future. The Company will also be required to be insured for casualty losses and business interruption, and the cost for this insurance may fluctuate.

Energy and utility costs have been volatile in recent years. The Company plans to attempt to increase its acquired stores energy efficiency during store renovation through the use of energy-saving equipment.

 pg. 7

The Company’s Industry is Highly Competitive, and Should the Company be Unable to Compete Effectively, the Company’s Financial Condition and Results of Operations Could be Adversely Affected

The SuperMarket industry is highly competitive and continues to be characterized by intense price competition, increasing fragmentation of retail formats, entry of non-traditional competitors and market consolidation. Furthermore, some of the Company’s competitors have greater financial resources and could use these financial resources to take measures, such as altering product mix or reducing prices, which could adversely affect the Company’s competitive position.

The Company’s Operations are Subject to Economic Conditions that Impact Consumer Spending

The Company’s results of operations are sensitive to changes in overall conditions that impact consumer spending, including discretionary spending. Future economic conditions such as employment levels, business conditions, interest rates, energy and fuels costs and tax rates could reduce consumer spending or change consumer purchasing habits. A general reduction in the level of consumer spending or the Company’s inability to respond to shifting consumer attitudes regarding products, store locations and other factors could adversely affect the Company’s business, financial condition and/or results of operations.

Development Stage Business

The Company was formed as originally formed in the District of Columbia in 2009, and was converted to a Delaware Stock Corporation in January of 2014. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Phoenix Financial Holdings, Inc. will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $10,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during this growth period, there is no guarantee that the Company will raise all the funds needed to adequately fund Company Operations. The Company has determined that $3,000,000, in addition to cash flow from operations, will be needed to fund planned operations for the first twelve months.

Dependence on Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon the services of:

•

Mr. Brandy Williams, CPM, JSM

o

Chairman of the Board and Chief Executive Officer

•

Ms. Dmazana Lumukanda

o

Vice Chairman

•

Dr. Wanda Knight

o

Chief Administrative Officer

•

Mr. Ahmad Jackson, MBA

o

Chief Business Officer

 pg. 8

Risks of Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company needs at least $3,000,000 to continue operations for the next twelve months, which includes the acquisition of a single store, not all proposed targets, and investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $10,000,000, the Company will have to limit or eliminate important expenditure, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares of Common Stock offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

 pg. 9

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Control by Management

As of August 1st, 2016 the Company’s Managers owned approximately 100% of the Company’s outstanding Shares of Common Stock and 0% of the Company's Shares of Preferred Stock.  Upon completion of this Offering, The Company’s Management will own approximately 100% of the outstanding Shares of Common Stock and 0% of the outstanding Shares of Preferred Stock.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Certain Factors Related to the Company’s Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

 pg. 10

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock will be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the SuperMarket Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is currently preparing an application for the Company's Securities to be admitted to listing and trading on the OTC Markets Group’s OTCQB. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Shares of the Company’s Preferred Stock and Common Stock are Subject to the Penny Stock Rules

The Company’s Common Stock and Preferred Stock are, or will be, traded on the OTC Market Group’s “OTCQB”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock or Preferred Stock to sell all, or a party of the Common Stock or Preferred Stock Shares when the purchasers wish, or, if the Common Stock or Preferred Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock or Preferred Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

The Company Cannot Assure Investors that the Market for the Company’s Common Stock will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline Following Conversion

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade after converting of the 7% Convertible Preferred Stock Shares.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market after and investor converts from the 7% Convertible Preferred Stock Shares to the Company’s Common Stock Shares may be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time the Investors purchase the 7% Convertible Preferred Stock Shares, and may be significantly affected by numerous factors, some of which are beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•

Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;

•

The mix of products that the Company provides during any period;

 pg. 11

•

Delays between the Company’s expenditures to develop and market the Company’s SuperMarket Stores, and the generation of sales from those marketing efforts;

•

Changes in the amount that the Company spends to expand its SuperMarket Footprint to new areas;

•

Changes in the Company’s expenditures to promote its SuperMarket stores;

•

Announcements of acquisitions by the Company, or one of the Company’s competitors;

•

Changes in regulatory policies or tax guidelines;

•

Changes or perceived changes in earnings, or variations in operating results;

•

Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and

•

General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Local SuperMarket Industry;

•

The costs of establishing or acquiring sales for each of the Company’s SuperMarkets;

•

The extent to which the Company acquires or invests in acquiring additional SuperMarkets; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

 pg. 12

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF FLORIDA, IN THE COUNTY OF ORANGE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JUR TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

 pg. 13

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company was originally formed as a District of Columbia Stock Corporation in 2009, and converted to a Delaware Stock Corporation in January of 2014. The Company has issued TWENTY-FOUR MILLION Common Stock Shares as illustrated below:

Name and Address of Record Owner	Prior to Offering:	After Offering:
Brandy Williams Phoenix Financial Holdings, Inc. Chief Executive Officer 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 12,240,000 (51%) Preferred Stock: No Shares	Common Stock: 12,240,000 (51%) Preferred Stock: No Shares
Dmazana Lumukanda Phoenix Financial Holdings, Inc. Vice Chairman 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 3,480,000 (14.5%) Preferred Stock: No Shares	Common Stock: 3,480,000 (14.5%) Preferred Stock: No Shares
Alvin Sealy Phoenix Financial Holdings, Inc. Shareholder 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 2,142,000 (8.9%) Preferred Stock: No Shares	Common Stock: 2,142,000 (8.9%) Preferred Stock: No Shares
Ahmad Jackson Phoenix Financial Holdings, Inc. Chief Business Officer 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 2,520,000 (10.5%) Preferred Stock: No Shares	Common Stock: 2,520,000 (10.5%) Preferred Stock: No Shares
Dr. Wanda Knight Phoenix Financial Holdings, Inc. Chief Administrative Officer 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 2,760,000 (11.5%) Preferred Stock: No Shares	Common Stock: 2,760,000 (11.5%) Preferred Stock: No Shares
Jennifer Groves Phoenix Financial Holdings, Inc. Shareholder 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 480,000 (1.7%) Preferred Stock: No Shares	Common Stock: 480,000 (1.7%) Preferred Stock: No Shares
Treasury Phoenix Financial Holdings, Inc. 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 450,000 (1.9%) Preferred Stock: No Shares	Common Stock: 450,000 (1.9%) Preferred Stock: No Shares

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 15

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 100,000 7% Convertible Preferred Stock Shares, (2) One Year from the date in which this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of the Qualification of this Offering by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Brandy Williams, the Chairman of the Board of Directors and Chief Executive Officer of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Phoenix Financial Holding, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or sin part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 16

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $50,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

A.

Sale of Company Common Stock

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$9,850,000	98.5%	$2,850,000	99.5%

B.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$150,000	2.5%	$150,000	0.5%

Footnotes:

1)

We are offering a maximum of 100,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, OTCQB Application, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $150,000 USD. Any costs above $150,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 17

USE OF INVESTMENT FUNDS:

USE OF PROCEEDS FROM THE INVESTOR	Offering at $10,000,000	Percent
Gross Offering Proceeds	$10,000,000	100%

• Costs of Offering	$150,000	1.5%
• Grocery Acquisition #1 (5 Store Chain)	$1,900,000	19%
• Grocery #1 Operations	$1,000,000	10%
• Grocery Acquisition #2 (9 Store Chain)	$5,500,000	55%
• Grocery #2 Operations	$1,000,000	10%
• Corporate Operations	$450,000	4.5%
TOTAL	$10,000,000	100%

The above allocation of Funds Table provides above provides the use of funds based on raising $10,000,000 USD. If the total offering is not met, management will may only proceed with only a single Grocery Acquisition, only partially acquire Grocery #1 and/or #2, or obtain other forms of capital to complete each acquisition while only using a portion of the Investment Proceeds.

 pg. 18

ITEM 7. DESCRIPTION OF BUSINESS

A.

BUSINESS PLAN:

Phoenix Financial Holdings is a holdings company that oversees and manages subsidiary business entities. The firm’s current investment activities involve investments into middle-market business entities and the acquisition of small to mid-sized C-Corporations that have demonstrated growth potential. Through leadership and strategic planning, Phoenix Financial Holdings Inc. seeks to optimize its subsidiaries corporate structures for maximum returns on investments, and by virtue of economies throughout the firm’s holdings portfolio, increase the overall corporate value for the firm and provide maximum returns to its investment partners.

The Company excels in generating value while mitigating risk through its diversification in both its targeted holdings portfolio as well as diversification in the firm’s revenue structure. The firm boasts a combined revenue structure that features leverage buy-out majority equity ownership & operations acquisitions, combined with minority equity investments into high performing, well-structured established brands.

Phoenix Financial Holdings Inc. has an immediate focus on expanding and further diversifying its acquisition portfolio holdings to provide stable returns to its investment venture partners and to accelerate the firm’s ability to reach economies within operations.

Investment Methodology

Phoenix Financial Holdings focuses on business ventures that have growth potential and provide wealth accumulation with long-term implications for the firm and its business partners. By focusing on achieving scope, Phoenix Financial Holdings, Inc. pursues majority equity interest in middle market businesses in growing or sustainable industries.  The Company is committed to building value for its stockholders through sound corporate management, strategic partnerships, and careful attention to the needs and interest of our subsidiaries. Phoenix Financial Holdings primary function is to nurture and encourage the growth and profitability of the Company’s subsidiary entities by providing strategic, financial, and human resources as required, without undue interference in their day-to-day operations. The Company performs semi-regular audits of strategy to ensure its subsidiaries are placed well competitively, are maximizing revenue potential, and are staffed with the highest level of management who are attune to the needs of the individual subsidiary as well as the overarching goals of its parent holdings company.

Corporate Portfolio Acquisition Criteria

?

Sales Volume: Target companies with annual revenues of $1.5MM to $100MM.

?

Investment Size: Max investment of $10MM total enterprise value.

?

Structure: Controlling Ownership, preferably 85% or greater.

?

Entity Involvement: Day-to-Day management will either be in place upon completion of acquisition, management to replace current management will be identified prior to closing of acquisition. The Company’s primary role is to provide high-level management and strategic direction of its subsidiaries.

?

Long-Term Objectives: The Company focuses on the following for acquired companies:

à

Productivity increased through optimum operating efficiencies;

à

Consistent revenue growth through well-defined operating strategies and consolidation platforms;

à

Achieving economies of scope/scale throughout holdings portfolio;

à

Bottom-line profitability to ultimately increase shareholder value;

à

Strategically identifying compatible “Bolt-On” or “Truck-In” acquisitions.

 pg. 19

Current Acquisition Targets:

Grocery #1

Grocery #1 is a proposed acquisition as to which the assets of Grocery #1 and its affiliates will be transferred to the Company following the purchase of 100% of the Common Stock in Grocery #1 in exchange for cash.

Grocery #1 stores are full service supermarkets with a weekly advertising driven format with grocery, meat, deli, and bakery departments.  The company currently has five locations for sale located in western Michigan:

Location	Population
Location 1, MI	38,401
Location 2, MI	3,786
Location 3, MI	1,976
Location 4, MI	23,994
Location 5, MI	2,706

Revenues for the grocery entity were $45MM in 2015; under the guidance and holdings of Phoenix Financial Holdings, Inc, the Company anticipate seeing these revenues grow 7% conservatively year-to-year based on strategies further developed by the Company.  Completing the Grocery #1 acquisition represents another step forward in creating a fully diversified portfolio for Phoenix Financial Holdings, Inc.; it also will increase the firm’s current holdings revenues by more than 100 percentage points.

Grocery # 2

Grocery #2 “Company” is a regional store with ten locations throughout Northern Florida. Grocery #2 is known for being well stocked, clean, and service orientated traditional rural grocery stores. In particular, the Grocery #2 stores have developed a reputation for having high quality meats & produce. The markets also feature full service pharmacies which service their communities and provide added value to the store’s offerings as well as the prospect of acquisition by the Company.

Revenues for the grocery entity were $79.6MM in 2015; under the guidance of Phoenix Financial Holdings, Inc., the Company anticipates to see these revenues grow 3% conservatively year-to-year based on strategies further developed by the Company. Completing the Grocery # 2 acquisition represents another step forward in Phoenix’s diversification plan, and represents more than 200% additional revenue to the Phoenix’s current Holdings revenues.

Store Name	Location	Population
Market 1	Location 1, FL	9,9049
Market 2	Location 2, FL	1,654
Market 3	Location 3, FL	1,417
Market 4	Location 4, FL	1,475
Market 5	Location 5, FL	4,546
Market 6	Location 6, FL	1,350
Market 7	Location 7, FL	4,950
Market 8	Location 8, FL	9,810
Market 9	Location 9, FL	2,014
Grocery Depot	Northern, FL	2,742

Synthesis:

Phoenix Financial Holdings, Inc. has qualified both Grocery #1 and Grocery #2 as exceptional opportunities based on the current revenues, cash flows, and reach of the grocery entities. Additionally, the Company has strategically identified these two grocery labels with the intention of pursuing a consolidation strategy to create a larger, more competitive single grocery brand where a focus on economies of scale and centralization of back office processes, resources, and management create a space for the holdings firm and its investment partners to realize superior efficiencies and profits. The Company has plans of establishing its own grocery management firm where strong management from both stores will be consolidated, along with bringing in new external personnel, to effectively serve both groceries and will work with the Company during due diligence phases on any and all future grocery opportunities the Company pursues in the future. The Company plans to transform these modest grocery operations into capital-intensive, highly mechanized, grocery entities that can fully service the needs of their communities and compete in ways that are not currently practical as sequestered entities.

 pg. 20

Grocery #1 and Grocery #2 are valued and well respected within the communities they serve, allowing the Company to buy into an existing loyal customer base. The two solo grocery entities, however, are vulnerable in the current thinning grocery space.  The Company and its long-term consolidation strategies offer sustainability for the individual brands by offering shelter within a holdings company, reducing the ominous threat smaller chains without corporate backing and existing economies currently face.

Along these lines, the Company has the opportunity to see short-term returns on its investment through profits from operations, however, as the Company executes its consolidation and centralization strategies, the firm will remain mindful of the thinning grocery space and will focus on a long-term return for the Company and its investors by specifically grooming the consolidated entities to be appealing for a larger competitor to acquire at a later time; essentially simultaneously focusing on both consolidation & centralization strategies and on a “Build to Suit” strategy.

Both grocery labels, which will go through various rounds of consolidation and centralization, are located in a “Golden Triangle” within the Mid-West & Southern regions where some of the larger grocery labels do not compete as aggressively. With continued grocery acquisitions and consolidations, which are a part of the Company’s current go-forward strategies, the Company can begin to carve out its own market within the grocery space in these targeted parts of the United States. Additionally, the Company has determined that investing into groceries fits perfectly into the firm’s long-term investment strategy and holdings structure as groceries escape traditional interruptions such as seasonal declines, economic recessions, and cyclical fads. The grocery industry may experience impacts from short-term conditional decline demand on specific products at times, however the long-term demand remains intact as food and food proxy merchandises will continue to represent products that are basic needs of people across all demographics.

Below is the projected consolidation. Note that the consolidation calls for 21 Million in synergies and savings in the next 5 years (regarding 4 to 5 million per year) it also considers that the Company will be short $5 Million to fully close out these deals; this justifying the need for the current Offering.

Grocery #2 Projections:

Revenue	Yr. 1	Yr. 2	Yr. 3	Yr. 4	Yr. 5
Sales Revenue	83,284,945	79,646,094	78,354,487	81,138,031	84,929,412
Cost of Goods	62,485,611	59,965,168	58,765,865	59,353,524	62,947,059
Total Expenses	22,015,971	21,669,843	19,678,217	20,884,999	23,093,849
EBITDA	1,166,307	228,462	1,144,512	2,839,831	3,972,529
Other Income/Expenses	1,552,487	665,276	1,662,144	198,943	128,292
Net Income	(201,946)	(1,294,740)	371,564	572,735	811,380

Grocery #1 Projections:

Revenue	Yr. 1	Yr. 2	Yr. 3	Yr. 4	Yr. 5
Sales Revenue	58,543,965	45,779,742	46,466,438	47,163,435	47,870,886
Cost of Goods	42,097,858	32,450,454	33,455,835	33,957,673	34,467,038
Total Expenses	16,883,154	11,723,879	11,183,981	11,288,822	11,396,963
EBITDA	2,516,631	2,391,448	1,912,245	2,002,721	2,092,828
Other Income/Expenses	511,012	448,663	323,180	261,361	199,541
Net Income	(291,783)	144,123	1,026,587	559,759	874,218

 pg. 21

Consolidated Projections:

Revenue	Yr. 1	Yr. 2	Yr. 3
Sales Revenue	124,820,925	128,301,466	132,800,298
Cost of Goods	92,221,700	93,311,197	97,414,097
Total Expenses	30,862,198	32,133,821	34,490,812
EBITDA	3,056,757	4,842,552	6,065,357
Other Income/Expenses	1,985,324	460,304	327,833
Net Income	1,398,151	1,132,494	1,685,598

Implications on Acquisition:

	Yr. 1	Yr. 2	Yr. 3	Yr. 4	Yr. 5
Principal Pmt	-	1,204,277	1,336,748	1,469,218	1,601,689
Cash Flow	-	1,122,435	629,382	645,882	664,447
Liability Payoff	-	720,000	720,000	720,000	720,000	3,600,000
Corp Structure	-	700,000	700,000	700,000	700,000	3,500,000
	-	297,565	790,618	774,118	755,553	2,617,854

Equity Gap**

Currently in Place:

In anticipation of closing the above presented acquisition opportunities, The Company has proactively begun to establish relationships with various vendors with the intention of creating “value-add” prospects upon closing the two respective grocery deals. Both pending partnerships were identified and pursued based on their contributions will go towards creating greater acquisitions. Annualized cash flow within the individual groceries and will contribute to the firm’s “go-forward” consolidation and centralization strategies. Additionally, one of the partnerships will contribute capital upon closing the acquisitions, which the firm can immediately begin to invest into the new holdings and expedite turn around, grow, and expansion strategies of the grocery holdings.

Distribution:

The Company has established a “pending” partnership with a food distribution company. The imminent partnership will be the first line of centralization for the newly acquired groceries, as the distribution company will begin to serve Grocery #1 and Grocery #2 with high quality meats, produce, and grocery products; all while creating lower operational costs, lower inbound costs, and a distribution company to work in concert with on future grocery acquisitions. The cost advantages of having a penned distribution deal will aid the Company in establishing pricing strategies and achieve higher profit margins, or allow the Company to offer lower prices to customers in an attempt to incrementally attract a higher percentage of the market share. With either approach, the Company stands to benefit and create space for the Company’s continued expansion.  The partnership is a mutual beneficiary opportunity as the distribution company serves the Company as its primary source of goods, but the distribution company has also committed to investing capital into all future Company grocery closings, becoming not only a vendor, but an acquisition partner.

CVS Express “Lease Back”

A selling point to the Grocery #2 grocery deal is that in addition to food merchandise offerings; the stores feature full service pharmacies. While in store pharmacies are great added value creating multiple streams of income for the stores and ultimately the Company, during the firm’s due diligence phase, it was determined that the pharmacy’s value may not in fact be the pharmacy’s revenues, and other opportunities could exist to maximize the revenue potential of the Grocery #2.  In anticipation of closing the grocery acquisition, The Company began vetting partnerships that could further increase the value of the Grocery #2 post-acquisition.

With that, the Company plans to implement a “Lease-back” program post-acquisition of the Grocery #2. The Company has obtained commitments and signed LOI’s from the country’s largest pharmacy company. Within this “Lease-Back” program, the Grocery #2 pharmacies and its assets will be sold off to the CVS Express brand. The pharmacy retail space within the Grocery #2 will be leased back to the CVS brand and will represent a “fixed asset” for the grocery stores.

 pg. 22

The “Lease Back” program is a long-term strategy play where the benefits of such an arrangement will be realized over the course of ongoing operations, where incremental cost savings will be realized along with intangible benefits that the Company expects to arise through collaboration and association with a more established brand. While this arrangement is not the standard or typical lease back arrangement, the deal is structured so both partners, CVS Express & the Company, will see benefits to their operations as a result of the purchase and lease agreements. With this penned arrangement, benefits to the “Lease Back” program could be:

?

Increased overall value and visibility of Grocery #2 by association with a well-established brand such as CVS Express.

?

Cross marketing efforts, reducing overall marketing & advertising costs.

?

Increased foot traffic to Grocery #2 by proxy traffic to the CVS Express brand.

?

“Lease Back” program creates a “Fixed Revenue” giving greater balance along with revenue diversification from the stores variable assets and revenues.

?

Eliminates potential liability risks associated with extending pharmacy services and providing prescription drugs to the general public; this liability will now sit with CVS Express.

?

Penned deal with CVS Express where identical or similar arrangements can be made with any future PFH grocery acquisitions or consolidations; which also include pharmacy offerings.

 pg. 23

B.

CURRENT WHOLLY OWNED SUBSIDIARIES OF THE COMPANY:

Steno Employment Services, Inc., a Nevada Stock Corporation, operates as a professional employer organization. The Company offers services in the areas of workers’ compensation, payroll administration, employee benefits, and human resources. The Company provides specialized staffing services for light industrial, manufacturing, warehouse, clerical, accounting, payroll and on-site supervision programs. The Company was incorporated in Nevada in 2009 and is based in Rancho Cucamonga, California.

Employers Administrative Resource, Inc. is a Nevada corporation, provides workforce solutions. Its services include temporary, temporary to hire, and direct hire staffing; project staffing and management, and payroll and tax compliance. The company also provides job seekers and professionals with tools and resources; on-site staffing solutions, including attendance confirmation, associate oversight, performance evaluation confirmation, associated oversight, performance evaluation review, associated check-in, and payroll delivery; as well as human resources services, risk management, personnel and labor law, accounting, accident prevention, general safety orientation and training, equal opportunity policy, American Disability Act policy, immigration policy, sexual harassment policy, and drug testing policy. The Company was founded in 2009 and is based in Rancho Cucamonga, California.

Employers Organization Group, Inc., is a Nevada corporation, and provides staffing services. The Company is committed to providing a high level of service to its clients. The Company assumes the responsibility of a number of costly and time consuming Human Resources functions leaving the Company’s clients with time to focus exclusively on core revenue producing activities.

NOTE: None of the Investment Funds Raised through this offering will be used to fund any of these wholly owned subsidiaries.

 pg. 24

B.

The Offering

The Company is offering a maximum of 100,000 7% Convertible Preferred Stock Shares at a price of $100.00 per Share, with all Shares having no par value.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the growth of the Company’s Retail SuperMarket Business Operations.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set THIRTY THOUSAND as the minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

& Current Shareholders

0%

o

New Shareholders

100%

G.

Shares of Common Stock

Upon the sale of the maximum number of Shares of Common Stock from this Offering, the number of issued and outstanding Shares of Common Stock of the Company’s Common stock will be held as follows:

o

Company Founders

& Current Shareholders

100%

o

New Shareholders

0%

H.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

I.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock. Additionally, the Company has no outstanding warrants for the purchase of the Company’s Stock.

J.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

 pg. 25

K.

Company Convertible Securities

The Company, at the completion of this Offering will have 100,000 7% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10.0%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing

 pg. 26

price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

L.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

M.

Reporting

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

N.

Stock Transfer Agent

Globex Transfer, LLC

780 Deltona Blvd., Suite 202

Deltona, Florida 32725

Phone: 813-344-4490

Email: MT@GlobexTransfer.com

http://www.GlobexTransfer.com

 pg. 27

Globex will be engaged as the Transfer agent for the Company pursuant to Exchange Act Rule 12g5-1(a)(7) upon qualification of this Offering by the United States Securities and Exchange Commission, and Globex shall be notified of each transaction. The investor can opt to have his / her / their / its Shares remain in book form in the Transfer Agent’s Ledger or have physical delivery of the Shares.

O.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 100,000 7% Convertible Preferred Stock Shares, (2) One Year from the date in which this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of the Qualification of this Offering by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

 pg. 28

P.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Phoenix Financial Holdings, Inc.

The Company	Phoenix Financial Holdings, Inc. is a Delaware Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 33 of this Offering.

Minimum Capital Commitment

Each investor will be required to make an investment of a minimum of one 7% Convertible Preferred Stock Shares. The Minimum Number of 7% Convertible Preferred Stock Shares that must be sold by the Company before the Company may have access to the Investment funds is THIRTY THOUSAND 7% Convertible Preferred Stock Shares.

The Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 100,000 7% Convertible Preferred Stock Shares, (2) One Year from the date in which this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of the Qualification of this Offering by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Conversion Option / Mandatory Conversion Voting Rights Distributions Investment Period

All 7% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the second, third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

Year 3: (Shareholder Conversion Option)

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

Year 4: (Shareholder Conversion Option)

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10.0%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

Year 5: (Optional & Mandatory Conversion Option)

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

Distributions

The Company has never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future for our Common Stock. Any future determination to declare dividends on our Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Reports to Investors

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

 pg. 31

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not presently own any real estate. The Company also currently rents office spaces at 7680 Universal Blvd., Suite 565, Orlando, Florida 32819.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was formed as originally formed in the District of Columbia in 2009, and was converted to a Delaware Stock Corporation in January of 2014. Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Phoenix Financial Holdings, Inc. will operate profitably.

Overview:

The Company is seeking $10,000,000 investment capital through this Offering for the acquisition of two regional SuperMarket companies.

Phoenix Financial Holdings is a holdings company that oversees and manages subsidiary business entities. The firm’s current investment activities involve investments into middle-market business entities and the acquisition of small to mid-sized C-Corporations that have demonstrated growth potential. Through leadership and strategic planning, Phoenix Financial Holdings Inc. seeks to optimize its subsidiaries corporate structures for maximum returns on investments, and by virtue of economies throughout the firm’s holdings portfolio, increase the overall corporate value for the firm and provide maximum returns to its investment partners.

The Company excels in generating value while mitigating risk through its diversification in both its targeted holdings portfolio as well as diversification in the firm’s revenue structure. The firm boasts a combined revenue structure that features leverage buy-out majority equity ownership & operations acquisitions, combined with minority equity investments into high performing, well-structured established brands.

Phoenix Financial Holdings Inc. has an immediate focus on expanding and further diversifying its acquisition portfolio holdings to provide stable returns to its investment venture partners and to accelerate the firm’s ability to reach economies within operations.

 pg. 32

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Brandy Williams, CPM, JSM

Chairman & CEO

Age: 34

Mr. Brady Williams serves as chairman of the Board of Directors and Chief Executive Officer for Phoenix Financial Holdings, Inc. As a founding partner and the highest ranking executive of the Company, Mr. Williams leads all acquisitions and mergers for the Company, along with driving the overall operational direction of the Company. Mr. Williams is well versed in many business acquisition methods and financing structures, however he has an expertise in the area of leverage buyouts and debt financing. Within his role, Mr. Williams seeks out prospective business entities to be presented to the Board of Directors, with the intent of increasing the overall health and value of the Company’s holdings portfolio. To date, Mr. Williams has lead acquisition activities that have led to more than $60 Million in gross revenues.

Prior to the inception of Phoenix Financial Holdings, Inc., Mr. Williams held positions as Finance Director, managing finance and sales for private held companies. Mr. Williams has also worked within the real estate industry where he managed an analyzed over $250 Million of private company real estate assets in new home development markets.

Mr. Williams received his formal education from the New York Institute of Finance, with a concentration in Investment & Portfolio Management. Mr. Williams went on to earn his Masters of Law (JSM) from the Thomas Jefferson School of Law. Mr. Williams also earned his Chartered Portfolio Management designation from the American Academy of Financial Management.

Dmazana Lumukanda

Vice Chairman

Age: 40

Dmazana Lumukanda is an Executive Board member of Phoenix Financial Holdings, Inc. and serves as the firm’s Vice-Chairman. As Vice-Chairman, Dmazana works to strategically establish relationships with potential firm partners and to identify financial investors that will contribute to the immediate financing needs and growth plans of the firm. Additionally, Dmazana brings his professional tax and auditing experience to the firm, which is leveraged through business analysis in pre & post -acquisition due diligence.

Dmazana is a prolific entrepreneur who has facilitated the establishment of over twenty business entities, in diverse industries, within the Washington DC metropolitan region. He owns/operates three of those entities, which include a full service tax & audit consulting firm, and a regionally renowned events consulting firm geared towards promoting businesses within the arts industries. Dmazana’s entrepreneurial endeavors are not limited to the United States; he conceived and developed “Federal Developments/Tennis in Paradise”, where he sits on the executive board; partnering with Rosetti Architectural Firm and tennis greats Venus and Serena Williams. Federal Developments/Tennis in Paradise is established in three states in the US along with several countries in the continents of Asia, Africa, Europe, and four countries in the Caribbean.

In addition to his business endeavors, Dmazana is in his third year of production as the host of “Politically Incorrect with D’Maz”, a progressive radio show featured on “We Act Radio”. He also is very active in his community where he volunteers for many non-profit organizations, including the American Heart Association. He has founded the non-profit organization “Our Zion’s Journey” whose primary goals are to advocate for better care, treatments, and life opportunities for those suffering from cerebral palsy and those with visual or vocal impairments.

Dmazana attended the University of Maryland College Park, where he received his Bachelors in Business Management with a focus in Accounting and Finance.

Dr. Wanda Knight

Chief Administrative Officer

Age: 54

Dr. Wanda Knight is a former US Service woman serving in both the US Army and US Coast Guard. During her 14+ years in active service to the US, Dr. Wanda Knight earned her BS from the University of Maryland in Business & Financial Management, an MBA from the National University in San Diego California, and a PhD from Columbia University in Psychology and Religious Science. Dr. Knight also holds several business certificates, including certificates in Strategic Negotiation, Executive Leadership, and is a certified business coach.

 pg. 33

Upon finishing her service to the nation and completing her educational endeavors, Dr. Wanda Knight focused on entrepreneurship, developing and managing several successful small businesses in retail, hospitality, and mortgage/finance.

Dr. Knight brings a wealth of operational and administrative experience to Phoenix Financial Holdings. Inc. where she serves as an executive board member of the firm and as the firm’s Chief Administrative Officer. Within her role as Chief Administrative Officer, Dr. Wanda Knight is responsible for the administrative management of the firm’s operations and maintaining the necessary infrastructure for the daily operations of the firm and expansion planning.

Ahmad Jackson, MBA

Chief Business Officer

Age: 34

Ahmad Jackson is a founding partner and executive board member of Phoenix Financial Holdings, Inc. He serves as the firm’s Chief Business Officer, where he is responsible for fostering and maintaining key business relationships for the firm. Within his role as Chief Business Officer, Ahmad serves as the intermediary between the firm and all outside business venders and venture partners, driving business growth through brand and operational development in coordination with R&D functions. Additionally, Ahmad works in tandem with other board members of Phoenix Financial Holdings, Inc. to identify and implement strategic planning for all of the holdings firm’s acquired properties and subsidiaries.

Prior to joining Phoenix Financial Holdings, Inc., Ahmad spent the majority of his professional career developing and maintaining business for broadcast television affiliates, such as ABC and CBS, along with project management roles in various business sectors. Key achievements include helping to launch the Political & Advocacy Media Office of a prominent publicly traded media holdings company; whereas the project manager of the political division, Ahmad was responsible for designing processes and procedures that would dictate revenue generation among 14 television stations across the United States and managing over $200 million in revenue for the media holdings firm.

Ahmad received his Bachelor’s Degree from Hampton University and went on to earn his Executive MBA from George Mason University where he studied international business abroad in Beijing, China.

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

 pg. 34

ITEM 11.   EXECUTIVE COMPENSATION.

In July of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of Phoenix Financial Holdings, Inc. will be entitled to receive an annual salary of:

Brandy Williams, CPM, JSM

Chairman & CEO

$205,000

Dmazana Lumukanda

Vice Chairman

$15,000

Dr. Wanda Knight

Chief Administrative Officer

$70,000

Ahmad Jackson, MBA

Chief Business Officer

$35,000

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Stock Option Grants

The Company does not currently have any outstanding Stock Options or Grants.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 35

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company was originally formed as a District of Columbia Stock Corporation in 2009, and converted to a Delaware Stock Corporation in March of 2014. The Company has issued TWENTY-FOUR MILLION Common Stock Shares as illustrated below:

Name and Address of Record Owner	Prior to Offering:	After Offering:
Brandy Williams Phoenix Financial Holdings, Inc. Chief Executive Officer 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 12,240,000 (51%) Preferred Stock: No Shares	Common Stock: 12,240,000 (51%) Preferred Stock: No Shares
Dmazana Lumukanda Phoenix Financial Holdings, Inc. Vice Chairman 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 3,480,000 (14.5%) Preferred Stock: No Shares	Common Stock: 3,480,000 (14.5%) Preferred Stock: No Shares
Alvin Sealy Phoenix Financial Holdings, Inc. Shareholder 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 2,142,000 (8.9%) Preferred Stock: No Shares	Common Stock: 2,142,000 (8.9%) Preferred Stock: No Shares
Ahmad Jackson Phoenix Financial Holdings, Inc. Chief Business Officer 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 2,520,000 (10.5%) Preferred Stock: No Shares	Common Stock: 2,520,000 (10.5%) Preferred Stock: No Shares
Dr. Wanda Knight Phoenix Financial Holdings, Inc. Chief Administrative Officer 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 2,760,000 (11.5%) Preferred Stock: No Shares	Common Stock: 2,760,000 (11.5%) Preferred Stock: No Shares
Jennifer Groves Phoenix Financial Holdings, Inc. Shareholder 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 480,000 (1.7%) Preferred Stock: No Shares	Common Stock: 480,000 (1.7%) Preferred Stock: No Shares
Treasury Phoenix Financial Holdings, Inc. 7680 Universal Blvd., Suite 565 Orlando, Florida 32819	Common Stock: 450,000 (1.9%) Preferred Stock: No Shares	Common Stock: 450,000 (1.9%) Preferred Stock: No Shares

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholder is Mr. Brandy Williams, the Company’s Chairman and Chief Executive Officer. Mr. Williams owns the majority of the issued and outstanding controlling Stock Shares of the Company. Consequently, this sole shareholder controls the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws; and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Williams will thus have complete control over the Company’s management and affairs.  Accordingly, this sole shareholder may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 37

ITEM 14. SECURITIES BEING OFFERED.

7% Convertible Preferred Stock Shares

A maximum of ONE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares are being offered to the public at $100.00 per 7% Convertible Preferred Stock Share.

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10.0%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing

 pg. 38

price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 100,000 7% Convertible Preferred Stock Shares, (2) One Year from the date in which this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of the Qualification of this Offering by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Brandy Williams, the Chairman of the Board of Directors and Chief Executive Officer of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker

 pg. 39

Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In the event the Company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Phoenix Financial Holding, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or sin part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Florida for agreements made in and to be performed in the state of Florida. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

(a) Description of Company Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an unlimited number of shares of Common stock, $0.001 par value per share (the "Common Stock"). As of July 1st, 2016 – 24,000,000 shares of Common Stock were issued and outstanding. Upon the completion of this Offering, 24,000,000 shares of Common Stock will be issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an unlimited number of shares of Preferred stock, no par value per share (the "Preferred Stock"). As of July 1st, 2016 – NO Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, ONE HUNDRED THOUSAND shares of Preferred Stock will be issued and outstanding.

 pg. 40

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of July 1st, 2016, there were 24,000,000 shares of our Common Stock outstanding, which were held of record by approximately 6 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of July 1st, 2016, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Dividends

The Company has never declared or paid cash dividends on its Shares of Common Stock. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company’s Shares of Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Delaware. Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 41

UN-AUDITED FINANCIAL STATEMENTS SECTION:

 pg. 42

DRAFT

Phoenix Financial Holdings, Inc.
Balance Sheet
As of December 31, 2015

Accrual Basis

	Dec 31. 15	Dec 31. 14
ASSETS		
Current Assets		
Checking/Savings		
Chase 3777	14,960.92	798.86
Chase 2000	2,262.24	4,966.06
Chase 0137	319.65	6.65
Chase 8289	448.13	(18,559.51)
Morgan Stanley Account	0.00	1,551.94
TD Ameritrade	79.52	0.00
Chase Savings 8580	1,111.00	5.27
Checking/Savings-Affiliates	152,866.20	(287,095.35)
Total Checking/Savings	172,037.66	(298,337.09)
Other Current Assets		
Accounts Receivable	244,314.15	529,024.17
Prepaid State Taxes	1,915.00	1,815.00
Due from Employer Admin (EAR)	5,700.00	621,216.66
Due from Employers Org (EOG)	1,200.00	(161,529.40)
Due from Steno Employment (SES)	16,600.00	169,329.39
Due from B.Williams	53,450.00	0.00
Loan-Timeless Esthetics	8,150.00	6,900.00
Total Other Current Assets	331,329.16	1,176,856.71
Total Current Assets	503.366.81	878.518.62
Fixed Assets		
Vehicles	1,500.00	0.00
Software	41,416.67	37,500.00
Furniture and Equipment	28,827.81	19,573.19
Accumulated Depreciation	(20,051.09)	(11,678.09)
Accumulated Amortization	(29,463.00)	(24,862.00)
Total Fixed Assets	22,230.39	20,533.10
Other Assets		
Stock-Steno Employment	1,304,600.00	1,304,500.00
Stock-Employers Organization Gr	836,000.00	836,000.00
Stock-Employers Administrative	863,000.00	863,000.00
Cost Basis Adjustment	(1,726,660.00)	(1,928,500.00)
Deposits	6,409.24	5,499.24
Total Other Assets	1,283,349.24	1,080,499.24
TOTAL ASSETS	1,808,946.44	1,979,550.96

DRAFT

Management Use Only

 pg. 43

DRAFT

Phoenix Financial Holdings, Inc.
Balance Sheet
As of December 31, 2015

Accrual Basis

	Dec 31, 15	Dec 31, 14
LIABILITIES & EQUITY		
Liabilities		
Current Liabilities		
Credit Cards		
Credit Cards Payable	31,640.13	37,353.02
Total Credit Cards	31,640.13	37,353.02
Other Current Liabilities		
Accounts Payable	31.639.69	28.939.30
Payroll Tax Liabilities	1.991.574.29	1.198.152.86
Accrued Payroll	0.00	163.838.32
Accrued Federal Tax	14,500.00	14,500.00
Loan Payable-BCCII (EAR)	0.00	5,745.01
Loan Payable-BCC II (EOG)	0.00	30,949.75
Loan Payable-BCC II (Steno)	66,890.69	22,194.93
Loan-Core Fund (EAR)	160,590.00	0.00
Loan-New Era Lending (EAR)	0.00	16,228.99
Loan-Greenbox Capital (EAR)	0.00	40,414.00
Loan-SBFS (EAR)	0.00	27,008.70
Due to Steno Employment (SES)	0.00	616,516.56
Total Other Current Liabilities	2.255.184.86	2.180.488.43
Total Current Liabilities	2.286.724.99	2.217.841.45
Long Term Liabilities		
Loan Payable-J.Siguero (EAR)	275,000.00	275,000.00
Loan Payable-MJC Trust (Steno)	0.00	255,000.00
Loan-W.Knight	11,733.00	44,800.00
Loan-D.Lumkanda	79,381.59	93,581.59
Total Long Term Liabilities	366,114.59	668,381.59
Total Liabilities	2.652.839.58	2.886.223.04
Equity		
Common Stock	300.00	300.00
Additional Paid-in- Capital	114.808.20	114.808.20
Retained Earnings	(286.610.93)	(242.859.81)
*Phoenix Financial	(734.967.35)	(734.967.35)
Dividends Paid		
B. Williams	(7,061.91)	(165,619.77)
Dr. Knight	(18,000.00)	(11,850.00)
D.Lumkanda	0.00	(27,000.00)
A. Sealy	(800.00)	(4,000.00)
A. Jackson	0.00	(8,100.00)
Total Dividends Paid	(25.861.91)	(208.568.77)
Net Income	88,640.85	162,617.46
Total Equity	(843,893.14)	(906,672.08)
TOTAL LIABILITIES & EQUITY	1.808.946.44	1.979.550.96

DRAFT

Management Use Only

 pg. 44

DRAFT

Accrual Basis

Phoenix Financial Holdings, Inc.
Profit & Loss
January through December 2015

	Jan - Dec 15	Jan - Dec 14
Ordinary Income/Expense		
Income		
Revenue - Service Provider	24,435,491.00	44,711,767.76
Management Income	1,886,484.27	0.00
Total Income	26,321,975.27	44,711,767.76
Expense		
Administration Fee	2,077.68	0.00
Advertising and Promotion	1,722.55	1,983.18
Agent Commission	127,808.17	384,380.60
Amortization	4,601.00	4,954.01
Auto Lease Payment	3,600.00	0.00
Automobile Expense	124.73	9,297.86
Bad debt	0.00	82,591.53
Bank Service Charges	30,940.71	36,927.32
Business Licenses and Permits	6,622.13	19,112.65
Casual Labor	277.18	330.00
Computer and Internet	39,602.09	37,964.82
Continuing Education	0.00	697.46
Customer appreciation	0.00	50.00
Depreciation	8,373.00	2,373.00
Donations	4,200.00	0.00
Dry Cleaning	289.94	188.20
Dues and Subscriptions	14,577.94	4,220.78
Employee Morale	1,079.01	1,296.85
Equipment Rental	5,870.76	2,411.42
Equipment Repair	0.00	625.00
Finance Charge	163.57	294.98
Insurance	608,689.85	2,089,219.59
Insurance-Medical	155,354.05	0.00
Janitorial	2,047.31	401.68
Licensing	765.00	381.15
Management Fees	1,643,427.91	0.00
Marketing	3,193.84	4,031.90
Meals and Entertainment	72,105.68	65,099.37
Medical	4,204.24	10,005.42
Miscellaneous	6,806.71	18,422.06
Misc-Petty Cash	0.00	127.76
Office Cleaning	6,801.00	4,340.83
Office Expense	26,694.60	26,967.18
Office Supplies	6,899.10	8,469.34
Parking	0.00	268.00
Salary-Officers	327,001.32	234,173.60
Salary - Admin Staff	166,900.89	0.00
Payroll & Wages (PEO)	15,371,802.22	35,157,004.79
Payroll Taxes	5,974,553.60	5,560,530.53
Payroll Expenses	3,231.60	1,449.60
Postage and Delivery	22,637.76	40,196.97
Printing and Reproduction	0.00	2,113.78
Processing Fees	31,549.49	66,194.94
Professional Fees	231,441.48	167,420.94
Rent Expense	139,534.65	103,336.13
Retirement Plan ER	2,624.00	0.00
Safety & Training	5,508.72	36,631.99
Security	157.95	0.00
State income taxes	0.00	450.00
Taxes	41,430.33	39,428.05
Telephone	20,060.63	22,422.28

Management Use Only

DRAFT

 pg. 45

DRAFT

Phoenix Financial Holdings, Inc.
Profit & Loss
January through December 2015

Accrual Basis

	Jan - Dec 15	Jan - Dec 14
Travel Expense	258,828.23	233,158.11
Utilities	8,288.57	7,820.84
Total Expense	25,588,388.19	44,528,398.85
Net Ordinary Income	733,588.08	183,370.91
Other Income/Expense		
Other Income		
Asset disposition	(3,719.63)	0.00
Other Income	72,312.43	0.00
Interest Earned	10.77	0.42
Total Other Income	68,603.57	0.42
Other Expense		
Corporate Taxes	7,825.00	5,637.32
Interest Expense	698,127.24	15,116.56
Penalties	8,598.56	0.00
Total Other Expense	713,548.80	20,753.88
Net Other Income	(644,945.23)	(20,753.46)
Net Income	88,640.85	162,617.45

DRAFT

Management Use Only

 pg. 46

DRAFT

Accrual Basis

Phoenix Financial Holdings, Inc.
Profit & Loss by Class
January through December 2015

	PFH	EAR	EOG	SES	TOTAL
Ordinary Income/Expense					
Income					
Revenue - Service Provider	0.00	14,504,263.63	9,918,512.28	12,715.09	24,435,491.00
Management Income	1,886,484.27	0.00	0.00	0.00	1,886,484.27
Total Income	1,886,484.27	14,504,263.63	9,918,512.28	12,715.09	26,321,975.27
Expense					
Administration Fee	0.00	0.00	2,077.68	0.00	2,077.68
Advertising and Promotion	1,472.93	0.00	249.62	0.00	1,722.55
Agent Commission	0.00	110,006.81	6,722.97	11,078.39	127,808.17
Amortization	0.00	0.00	4,601.00	0.00	4,601.00
Auto Lease Payment	0.00	0.00	3,600.00	0.00	3,600.00
Automobile Expense	1,652.55	0.00	0.00	(1,527.82)	124.73
Bank Service Charges	4,900.89	10,349.25	6,336.21	9,254.36	30,840.71
Business Licenses and Permits	2,010.09	500.00	1,182.00	2,930.04	6,622.13
Casual Labor	277.18	0.00	0.00	0.00	277.18
Computer and Internet	10,499.33	11,835.47	6,073.15	11,194.14	39,602.09
Depreciation	5,002.00	1,295.00	1,735.00	341.00	8,373.00
Donations	4,200.00	0.00	0.00	0.00	4,200.00
Dry Cleaning	289.94	0.00	0.00	0.00	289.94
Dues and Subscriptions	11,919.61	0.00	2,658.33	0.00	14,577.94
Employee Morale	295.07	0.00	783.94	0.00	1,079.01
Equipment Rental	3,364.34	743.67	18.66	1,744.09	5,870.76
Finance Charge	0.00	0.00	163.57	0.00	163.57
Insurance	31,226.55	25,150.97	471,892.76	78,419.67	606,689.95
Insurance-Medical	0.00	741.50	10,300.00	144,312.55	155,354.05
Janitorial	0.00	0.00	59.35	1,987.96	2,047.31
Licensing	785.00	0.00	0.00	0.00	785.00
Management Fees	(19,435.01)	465,613.75	903,993.17	493,256.00	1,843,427.91
Marketing	1,500.00	350.00	1,343.94	0.00	3,193.94
Meals and Entertainment	66,517.38	0.00	5,588.20	0.00	72,105.58
Medical	4,204.24	0.00	0.00	0.00	4,204.24
Miscellaneous	2,346.72	4,000.00	460.00	(0.01)	6,806.71
Office Cleaning	0.00	0.00	5,801.00	0.00	5,801.00
Office Expense	26,304.72	0.00	0.00	389.88	26,694.60
Office Supplies	2,990.81	1,097.94	1,810.35	0.00	5,899.10
Salary-Officers	327,001.32	0.00	0.00	0.00	327,001.32
Salary - Admin Staff	166,900.89	0.00	0.00	0.00	166,900.89
Payroll & Wages (PEO)	0.00	9,267,547.72	6,104,054.50	0.00	15,371,602.22
Payroll Taxes	43,386.74	3,255,700.09	2,670,261.52	5,205.25	5,974,553.60
Payroll Expenses	3,231.60	0.00	0.00	0.00	3,231.60
Postage and Delivery	270.28	16,035.60	6,215.89	115.99	22,637.76
Processing Fees	1,099.24	16,234.50	10,688.25	3,527.50	31,549.49

DRAFT

Management Use Only

 pg. 47

Accrual Basis

Phoenix Financial Holdings, Inc.
Profit & Loss by Class
January through December 2015

DRAFT

	PFH	EAR	EOG	SES	TOTAL
Professional Fees	211,860.70	1,290.00	21,037.63	(2,746.85)	231,441.48
Rent Expense	79,082.01	14,967.64	45,191.00	294.00	139,534.65
Retirement Plan ER	2,824.00	0.00	0.00	0.00	2,824.00
Safety & Training	0.00	4,854.68	5.00	649.04	5,508.72
Security	157.85	0.00	0.00	0.00	157.85
Taxes	41.00	4,465.18	36,924.15	0.00	41,430.33
Telephone	12,398.67	3,134.41	0.00	4,527.55	20,060.63
Travel Expense	235,378.17	2,890.00	18,560.06	0.00	256,828.23
Utilities	1,547.80	593.47	0.00	6,145.30	8,286.57
Total Expense	1,247,504.61	13,219,397.65	10,350,388.90	771,098.03	25,588,389.19
Net Ordinary Income	638,979.66	1,284,865.98	(431,876.62)	(758,382.94)	733,586.08
Other Income/Expense					
Other Income					
Asset disposition	(3,719.63)	0.00	0.00	0.00	(3,719.63)
Other Income	27,726.50	19,091.42	6,210.23	19,284.28	72,312.43
Interest Earned	10.77	0.00	0.00	0.00	10.77
Total Other Income	24,017.64	19,091.42	6,210.23	19,284.28	68,603.57
Other Expense					
Corporate Taxes	75.00	0.00	250.00	7,500.00	7,825.00
Interest Expense	0.00	225,694.81	220,232.45	250,199.98	696,127.24
Penalties	9,596.56	0.00	0.00	0.00	9,596.56
Total Other Expense	9,671.56	225,694.81	220,482.45	257,699.98	713,548.80
Net Other Income	14,346.08	(206,603.39)	(214,272.22)	(238,415.70)	(644,945.23)
Net Income	653,325.74	1,078,262.59	(646,148.84)	(996,798.64)	88,640.85

DRAFT

Management Use Only

 pg. 48

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Phoenix Financial Holdings, Inc.

By: Mr. Brandy Williams

By: ___/S/ Brandy Williams___________

Name: Mr. Brandy Williams

Title: Chairman & Chief Executive Officer

 pg. 49

EXHIBITS:

EXHIBIT	DESCRIPTION	PAGES
A	Investment Subscription Agreement Phoenix Financial Holdings, Inc.	Included

 pg. 50